SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

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☐	Definitive Proxy Statement
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LAZARD GLOBAL TOTAL RETURN AND INCOME, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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For immediate release

Media contact: Hillary Yaffe, +1 212 632 6528 hillary.yaffe@lazard.com	Investor contact: Ben Wulfsohn, +1 800 823 6300 ben.wulfsohn@lazard.com

LAZARD WORLD DIVIDEND & INCOME FUND AND
LAZARD GLOBAL TOTAL RETURN AND INCOME FUND
ANNOUNCE PARTIAL RESULTS OF JOINT ANNUAL MEETING OF STOCKHOLDERS
AND ADJOURNMENT OF MEETING WITH RESPECT TO ONE PROPOSAL

NEW YORK, October 18, 2019 – Lazard World Dividend & Income Fund, Inc. (NYSE: LOR) and Lazard Global Total Return and Income Fund, Inc. (NYSE: LGI) (together with LOR, the “Funds”) today announced the voting results of certain of the proposals voted on at the Funds’ 2019 Joint Annual Meeting of Stockholders (the “Annual Meeting”), which was held today, October 18, 2019. With respect to one proposal that stockholders of each Fund were asked to consider and vote on at the Annual Meeting—the proposal to merge LOR with and into LGI, pursuant to an Agreement and Plan of Merger (the “Merger Proposal”), LGI has adjourned its Annual Meeting (such adjourned meeting, the “Adjourned Annual Meeting”) in order to allow stockholders additional time to vote on the Merger Proposal. The Adjourned Annual Meeting will be held at the offices of Lazard Asset Management LLC (“LAM”), 30 Rockefeller Plaza, 58th Floor, Conference Room 58A, New York, New York 10112, on Friday, November 15, 2019, at 3:00 p.m., local time. LGI stockholders of record at the close of business on August 20, 2019 are entitled to vote at the Adjourned Annual Meeting. The voting results of the proposals voted on at the Annual Meeting are summarized below.

Merger Proposal

The holders of a majority of LOR’s outstanding shares of common stock have approved the Merger Proposal. As noted above, LGI has adjourned its Annual Meeting with respect to this proposal to allow stockholders additional time to vote on the Merger Proposal. LGI’s Board of Directors recommends a vote “FOR” the Merger Proposal. Consummation of the merger of LOR with and into LGI requires the approval of the Merger Proposal by each Fund’s stockholders.

Director Elections

Robert M. Solmson and Nathan A. Paul have been elected by stockholders as Class I Directors of LOR, and Kenneth S. Davidson, Nancy A. Eckl and Trevor W. Morrison have been elected by stockholders as Class II Directors of LGI, each to serve for a term expiring at the Funds’ 2022 Joint Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

An indirect subsidiary of Lazard Ltd (NYSE: LAZ), LAM, the Funds’ investment manager, offers a range of equity, fixed-income, and alternative investment products worldwide. As of September 30, 2019, LAM and affiliated asset management companies in the Lazard Group managed $230.9 billion worth of client assets. For more information about LAM, please visit www.LazardAssetManagement.com. Follow LAM at @LazardAsset.

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Your Response Is Greatly Needed

PLEASE VOTE TODAY

By now, you should have received a proxy package in the mail regarding an important stockholder meeting for the Lazard Global Total Return and Income Fund, which has been adjourned to November 15, 2019 at 3:00 p.m., Eastern Time. The adjourned meeting will be held at the offices of Lazard Asset Management, 30 Rockefeller Plaza, 58th Floor, Conference Room 58A, New York, New York 10112.

According to our records, we have not received your vote!

It is important that we receive your vote before November 15, 2019 because it will help to avoid having to adjourn the meeting further. It will also prevent the Fund from spending additional money soliciting your votes. If you have any questions or would like to vote, please call the following number:

1-855-723-7814

The Fund has made it very easy for you to vote. Choose one of the following methods:

Vote by Internet	Vote by Mail	Call

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before November 15, 2019.

Call the phone number above Monday – Friday, 9:30am – 10pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR YOUR VOTE!

LGIADJ2019